Exhibit 99.1

Innodata Reports Fourth Quarter and Fiscal Year 2016 Results

NEW YORK – March 8, 2017 – INNODATA INC. (NASDAQ: INOD) today reported results for the fourth quarter and the 12 months ended December 31, 2016.

•	Total revenue was $15.7 million in the fourth quarter of 2016, a 2% sequential decrease from $16.1 million in the third quarter of 2016 and an approximately 1% increase from $15.5 million in the fourth quarter of 2015.

•	Net loss was $1.0 million in the fourth quarter of 2016, or $(0.04) per diluted share, compared to a net loss of $2.8 million in the third quarter of 2016, or $(0.11) per diluted share. Net loss in the fourth quarter of 2015 was $0.6 million, or $(0.02) per diluted share.

•	Total revenue for the 12 months ended December 31, 2016 was $63.1 million, an 8% increase from $58.5 million in 2015. Net loss for the 12 months ended December 31, 2016 was $5.5 million, or $(0.22) per diluted share. Net loss for the 12 months ended December 31, 2015 was $2.8 million, or $(0.11) per diluted share.

•	The net loss for 2016 was impacted by $3.2 million in one-time costs and charges, consisting of $1.6 million in costs for a now completed internal investigation that was previously reported, a $1.0 million charge for an amendment to potential supplemental purchase price payments under the MediaMiser share purchase agreement that was also previously reported, and $600,000 of costs in connection with the acquisition of Agility and its reorganization and integration. Revenue for 2016 was benefited by $240,000 of one-time revenue related to the acquisition of Agility. The net loss for the fourth quarter was impacted by $150,000 of these one-time costs and charges.

•	The net loss for 2016 was also impacted by the deferral in the third quarter of $150,000 of revenue from one client that will be accounted for on a cash basis. In addition, the net loss for 2016 and the fourth quarter was impacted by the deferral of $600,000 of additional revenue from this client that will be accounted for on a cash basis and by a $150,000 allowance for accounts receivable from the client.

•	Adjusted EBITDA as defined below was $0.4 million in the fourth quarter of 2016, compared to $(0.4) million in the third quarter of 2016 and $0.9 million in the fourth quarter of 2015. Adjusted EBITDA for the 12 months ended December 31, 2016 was $0.7 million, a decrease of $1.2 million from $1.9 million for the same period in 2015.

•	Cash, cash equivalents and investments were $14.2 million at December 31, 2016 compared to $17.3 million at September 30, 2016.

The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “In 2016 our entire 8% revenue growth of $4.6 million was driven by our Innodata Advanced Data Solutions (IADS) and Media Intelligence Solutions (MIS) segments. Our data driven products from these businesses are part of our clients’ workflows, resulting in more predictable revenue. Our Digital Data Solutions segment (DDS) experienced a decline in revenue in 2016, primarily on account of a decline in revenue from our key eBook client and price concessions and reduced volume from another key client. Revenue from eBooks accounted for 11% of $50.6 million in total DDS revenue for the year, and 6% of $11.7 million in total DDS revenue for Q4. We partially offset this decline with DDS revenue from projects that rely on advanced technologies in data extraction and machine learning and from projects that require foreign language capabilities.”

Abuhoff continued, “Looking ahead we are focused on growing our recurring revenue base in IADS and MIS, and winning business in DDS that leverages our capabilities in data extraction, machine learning and data enrichment. On account of high operating leverage, our IADS and MIS businesses have the potential to translate significant portions of incremental revenue into EBITDA.”

Abuhoff concluded, “We anticipate revenue in the first quarter of 2017 to be in the range of $14.3 – 15.7 million, consisting of DDS revenue in the range of $11.0 – 12.0 million, IADS revenue in the range of $0.9 – 1.1 million and MIS revenue in the range of $2.4 – 2.6 million”.

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, changes in fair value of contingent consideration, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net loss to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

1-800-419-9895 (Domestic)

1-913-312-0643 (International)

1-866-375-1919 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 9638309

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global digital services and solutions company. Innodata’s technology and services power leading information products and online retail destinations around the world. Innodata’s solutions help prestigious enterprises harness the power of digital data to re-imagine how they operate and drive performance. Innodata serves publishers, media and information companies, digital retailers, banks, insurance companies, government agencies and many other industries.

Founded in 1988, Innodata comprises a team of 5,000 diverse people in 8 countries who are dedicated to delivering services and solutions that help the world’s businesses make better decisions.

Innodata honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; our Innodata Advanced Data Solutions ("IADS") segment is a venture formed in 2011 that has incurred losses since inception and has recorded impairment charges for all of its fixed assets; we currently intend to continue to invest in IADS; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur.

We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$15,674	$15,523	$63,074	$58,523

Operating costs and expenses:
Direct operating costs	11,647	11,372	47,219	43,939
Selling and administrative expenses	5,070	4,442	19,539	16,796
Change in fair value of contingent consideration	-	-	1,038	-
Interest expense (income), net	19	8	63	(31)
Totals	16,736	15,822	67,859	60,704

Loss before income taxes	(1,062)	(299)	(4,785)	(2,181)
Provision for (benefit from) income taxes	(2)	440	1,126	1,203
Net loss	(1,060)	(739)	(5,911)	(3,384)
Loss attributable to non-controlling interests	77	146	387	558
Net loss attributable to Innodata Inc. and Subsidiaries	$(983)	$(593)	$(5,524)	$(2,826)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and Diluted	$(0.04)	$(0.02)	$(0.22)	$(0.11)
Weighted average shares outstanding:
Basic and Diluted	25,624	25,471	25,542	25,401

Comprehensive Income (loss):

Net loss	$(1,060)	$(739)	$(5,911)	$(3,384)
Pension liability adjustment, net of taxes	111	996	(136)	1,026
Change in fair values of derivatives, net of taxes	(360)	115	(153)	172
Foreign currency translation adjustment, net of taxes	(197)	(182)	49	(995)
Other Comprehensive income (loss)	(446)	929	(240)	203
Total Comprehensive income (loss)	(1,506)	190	(6,151)	(3,181)
Comprehensive loss attributed to non-controlling interest	77	146	387	558
Comprehensive income (loss) attributable to Innodata Inc. and Subsidiaries	$(1,429)	$336	$(5,764)	$(2,623)
Supplemental Financial Data:
Adjusted EBITDA	$385	$895	$673	$1,887

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$14,172	$24,908
Accounts receivable, net	9,952	9,249
Prepaid expenses and other current assets	3,124	2,900
Total current assets	27,248	37,057
Property and equipment, net	5,397	4,723
Other assets	2,377	2,330
Deferred income taxes	1,641	1,664
Intangibles	8,191	3,987
Goodwill	2,734	1,476
Total assets	$47,588	$51,237

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,351	$4,562
Accrued salaries, wages and related benefits	5,040	4,905
Income and other taxes	1,330	1,255
Current portion of long term obligations	1,120	1,582
Total current liabilities	12,841	12,304
Deferred income taxes	680	792
Long term obligations	3,917	3,436
Non-controlling interests	(3,634)	(3,507)
STOCKHOLDERS' EQUITY	33,784	38,212
Total liabilities and stockholders’ equity	$47,588	$51,237

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars In thousands)

Adjusted EBITDA	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(983)	$(593)	$(5,524)	$(2,826)
Depreciation and amortization	995	660	3,195	2,773
Stock-based compensation	433	526	1,162	1,326
Provision for (benefit from) income taxes	(2)	440	1,126	1,203
Change in fair value of contingent consideration	-	-	1,038	-
Interest expense (income), net	19	8	63	(31)
Non-controlling interests	(77)	(146)	(387)	(558)
Adjusted EBITDA	$385	$895	$673	$1,887

Adjusted EBITDA - DDS Segment	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) attributable to DDS Segment	$(731)	$646	$(2,570)	$2,028
Depreciation and amortization	690	515	2,309	2,185
Stock-based compensation	431	521	1,172	1,307
Provision for income taxes	12	454	1,181	1,264
Change in fair value of contingent consideration	-	-	1,038	-
Interest expense (income), net	19	8	63	(31)
Non-controlling interests	(77)	(146)	(387)	(558)
Adjusted EBITDA – DDS Segment	$344	$1,998	$2,806	$6,195

Adjusted EBITDA - IADS Segment	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss attributable to IADS Segment	$(180)	$(912)	$(1,778)	$(3,684)
Stock-based compensation	2	5	(10)	19
Adjusted EBITDA – IADS Segment	$(178)	$(907)	$(1,788)	$(3,665)

Adjusted EBITDA - MIS Segment	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss attributable to MIS Segment	$(72)	$(327)	$(1,176)	$(1,170)
Depreciation and amortization	305	145	886	588
Benefit from income taxes	(14)	(14)	(55)	(61)
Adjusted EBITDA – MIS Segment	$219	$(196)	$(345)	$(643)

INNODATA INC. AND SUBSIDIARIES

REVENUE

(Unaudited)

(Dollars In thousands)

Revenue (by segment)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

DDS	$11,711	$13,686	$50,639	$51,721
IADS	1,256	677	4,347	2,111
MIS	2,707	1,160	8,088	4,691
Revenue	$15,674	$15,523	$63,074	$58,523